EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 30, 2007, relating to the financial statements of FMG Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

New York, New York
July 11, 2007